EXHIBIT 10.6

SEISMIC LICENSE AGREEMENT

This SEISMIC LICENSE AGREEMENT (this “Agreement”), dated as of March 8, 2022 (the “Effective Date”), is by and between Saur Minerals, LLC, a Louisiana limited liability company, with offices at 411 S. St. Pierre Street, Broussard, LA 70518 (“Licensor”) and Lafayette Energy Corp., a Delaware corporation, with offices at 2140 South DuPont Highway, Camden, DE 19934 (“Licensee”, together with Licensor, the “Parties”, and each individually, a “Party”).

Recitals:

WHEREAS, contemporaneously with the execution hereof, the Parties are also entering into, among others, that certain Letter Agreement Re Transfer of Assets and Related Matters (the “Purchase Agreement”), Assignment of Oil, Gas and Mineral Leases (the “Assignment”), and Acquisition and Development Agreement (the “Development Agreement”), each dated as of the Effective Date;

WHEREAS, unless the context requires otherwise, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement or the Development Agreement, as applicable;

WHEREAS, Licensor owns (or otherwise has the right to license to others) the right to use certain Seismic Data (as defined below); and

WHEREAS, in connection with the Purchase Agreement and the Development Agreement, Licensor desires to grant to Licensee, and Licensee desires to accept from Licensor, such license to use the Seismic Data in accordance with the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

Agreement:

1. License.

(a) Licensor agrees to and hereby does grant to Licensee a perpetual, irrevocable, non-exclusive, transferable (in accordance with Section 5(h)), sublicensable, royalty-free, and fully paid-up license and right to use, reproduce, reprocess, modify, or create derivative works based on, the Seismic Data, the title for which is retained by Licensor hereunder.

(b) As used herein, “Seismic Data” means all currently available and future geological, geophysical, torsion balance, seismic, magnetometer or electrical information, and related technical data, information, or records, including any analysis or interpretation thereof, of Licensor, related to the Oil and Gas Properties (as defined in the Purchase Agreement), the Subject Leases (as defined in the Development Agreement), or any other oil, gas and mineral interests or leasehold interests within the Development Area (as defined in the Development Agreement), regardless of the form or medium on which it is displayed or stored, including those further described on Annex I attached hereto.

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(c) Notwithstanding anything else provided herein, the Parties expressly agree that Annex I attached hereto shall be deemed automatically amended to include (i) any Seismic Data to be developed, produced, processed or acquired by or on behalf of Licensor under the Subject Lease(s) covered by any Subject Lease Assignment(s), concurrently with the execution of such Subject Lease Assignment(s) in accordance with the Development Agreement, and (ii) any other future Seismic Data within the scope of the “Seismic Data” as they are developed, produced, processed or acquired by or on behalf of Licensor from time to time. Without limiting the foregoing, either Party shall have the right to request the other Party to enter into separate written amendment(s) to memorialize such amendments to Annex I attached hereto.

(d) The Parties agree that the license granted in this Agreement is in connection with the closing of the transactions contemplated under the Purchase Agreement and the closing(s) of Reconveyance(s) and such other transactions contemplated under the Development Agreement, and accordingly, no additional consideration, royalty or license fee shall be due hereunder for such license.

(e) Except for the express license granted in Section 1(a), no other licenses are granted to either Party through this Agreement by implication or otherwise.

2. Warranty and Disclaimer.

(a) Each Party represents and warrants to the other Party that: (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized; (ii) it has the full right, authority and power to enter into this Agreement; and (iii) its s execution, delivery, and performance of this Agreement will not violate the provisions of any other agreement to which it is bound.

(b) Licensor represents and warrants to Licensee that Licensor owns (or otherwise has the right to license) the Seismic Data on the terms and conditions contained herein without violating the legal rights of, or its contractual obligations to, any third party.

(c) OTHER THAN AS EXPRESSLY PROVIDED ELSEWHERE IN THIS AGREEMENT, LICENSOR FURNISHES THE SEISMIC DATA ON AN “AS IS” AND “WITH ALL FAULTS” BASIS AND WITHOUT ANY GUARANTEES OR WARRANTIES, EXPRESS OR IMPLIED, AS TO QUALITY, ACCURACY, MERCHANTABILITY, OR FITNESS FOR ANY INTENDED PURPOSE OR ANY USE THEREOF WHATSOEVER.

3. Confidentiality.

(a) Licensee acknowledges and agrees that the Seismic Data includes confidential information belonging to Licensor and that Licensor has a proprietary interest in the Seismic Data and copies thereof. Except as provided in this Agreement, Licensee agrees that the Seismic Data shall be kept strictly confidential and shall not be sold, traded, published or otherwise disclosed by Licensee to anyone in any manner whatsoever, without Licensor’s prior written consent, which may be withheld in Licensor’s sole discretion.

(b) Notwithstanding the foregoing Section 3(a), Licensee may disclose the Seismic Data (i) to the extent such disclosure is required by applicable laws, regulations, rules, court or government agency order or stock exchange regulations or rules; (ii) to its Affiliates (as defined in the Development Agreement), as long as Licensee remains responsible for any breach of the terms thereof by such Affiliate, (iii) to the employees, officers, managers, and directors of Licensee or its Affiliates, (iv) to any professional consultant, representative, or agent retained by Licensee, or (v) to any current or prospective investors, lenders, or financing sources of Licensee; provided that, in each case of (ii) through (v), such persons are subject to a confidentiality undertaking consistent with this Section 3.

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(c) Without limiting the foregoing Section 3(b), the Seismic Data may also be shown to, but not released to or copied by, a third party in a bona fide attempt to secure investors, lenders or participants for a specific drilling venture, or to secure purchasers for all or a part of Licensee’s property or assets; provided that, the disclosure to such party shall be limited to that Seismic Data, or portions thereof, which relates to the tracts or prospects under consideration.

(d) The obligation of Licensee to keep the Seismic Data confidential does not apply to such part of the Seismic Data that (i) is published or otherwise becomes part of the public domain for reasons other than any breach of this Agreement by Licensee or (ii) was not acquired by Licensee directly or indirectly from Licensor on a confidential basis.

4. Reprocessing.

(a) In the event Licensee reprocesses any Seismic Data, Licensee shall properly identify Licensor’s name on any and all reprocessed versions of such Seismic Data and copies thereof indicating that the underlying Seismic Data is the sole and exclusive property of Licensor, subject only to the license granted to Licensee under this Agreement.

(b) Unless otherwise agreed by the Parties in writing, Licensee is not required to provide a copy of the reprocessing to Licensor under this Agreement, and any output or product of such reprocessing, such as any reservoir model, computer analysis, or any simulation that incorporates all or a portion of the Seismic Data, including any reprocessed form of the Seismic Data, shall belong solely to Licensee; provided that such reprocessed Seismic Data will be subject to the same confidentiality provisions as the original Seismic Data as set forth in Section 3.

5. Miscellaneous.

(a) Term. Without limiting the perpetual license granted hereunder as set forth in Section 1(a), this Agreement shall commence on the Effective Date and will be in force and effect until it is terminated by Licensee with prior notice to Licensor.

(b) Governing Law; Jurisdiction; Venue; Jury Waiver. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. BOTH PARTIES HERETO CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE FEDERAL COURTS OF THE UNITED STATES LOCATED IN HARRIS COUNTY, TEXAS OR THE STATE COURTS LOCATED IN HARRIS COUNTY, TEXAS FOR ANY ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT SHALL BE EXCLUSIVELY LITIGATED ON AN INDIVIDUAL BASIS IN SUCH COURTS DESCRIBED ABOVE HAVING SITUS IN HOUSTON, TEXAS AND EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS AGREEMENT.

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(c) Indemnification. Licensor shall indemnify, defend and hold Licensee and its Affiliates and its and their respective officers, directors, members, employees, successors and assigns (each, an “Indemnified Party”) harmless from and against any and all third-party claims, demands or causes of action (“Claim”) and costs, expenses, liabilities, losses, or damages and all costs and expenses (including reasonable attorneys’ fees) incurred in connection with a Claim, which are or may be asserted against an Indemnified Party to the extent arising from: (i) Licensor’s breach of this Agreement; or (ii) an allegation that Licensee’s use of the Seismic Data constitutes an infringement or misappropriation of any third-party’s patent, trademark, copyright, trade secret, or other intellectual property or proprietary right. Licensee will give Licensor prompt written notice of any Claim subject to indemnification under this Agreement. Licensor shall have the right to defend against any Claim with counsel of its own choosing and settle the claim as Licensor deems appropriate. However, any such settlement may not have a material adverse effect on any Indemnified Party without the Indemnified Party’s prior written consent.

(d) Waiver of Consequential Damages. NOTWITHSTANDING ANY PROVISION HEREIN, AND EXCEPT FOR ANY CLAIMS RELATING TO (I) A PARTY’S GROSS NEGLIGENCE OR MISCONDUCT, OR (II) A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 5(C), IN NO EVENT SHALL A PARTY BE LIABLE HEREUNDER AT ANY TIME FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES OF THE OTHER PARTY, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, AND EACH PARTY HEREBY EXPRESSLY RELEASES EACH OTHER PARTY THEREFROM.

(e) No Partnership. This Agreement shall not create nor is it intended to create a partnership, joint venture or similar relationship. Neither Party has the authority to execute contracts or conveyances for or on behalf of the other Party.

(f) Enforceability. If any provision of this Agreement is determined to be void or unenforceable, in whole or in part, then (i) such provision shall be deemed inoperative to the extent it is deemed void or unenforceable, (ii) the Parties agree to enter into such amendments to this Agreement in order to give effect, to the greatest extent legally possible, to the provision that is determined to be void or unenforceable and (iii) the other provisions of this Agreement in all other respects shall remain in full force and effect and binding and enforceable to the maximum extent permitted by applicable law; provided, that if a material term under this Agreement is so modified, the Parties will, timely and in good faith, negotiate to revise and amend this Agreement in a manner which preserves, as closely as possible, each Party’s original business and economic objectives as expressed by this Agreement prior to such modification.

(g) Amendment. Except as expressly set forth in Section 1(c) with respect to the applicable supplements or amendments to Annex I hereof, no modification, amendment or other change of this Agreement shall be binding on the Partis, unless it is made in writing and executed by an authorized officer of Licensor and Licensee.

(h) Assignment. This Agreement shall bind and inure to the benefit of the Parties, and their respective successors and permitted assigns. This Agreement shall not be assignable by either Party without the prior written consent of the other Party, which consent shall not be unreasonably delayed or withheld. Notwithstanding the foregoing, without the consent of the other Party, (i) either Party shall have the right to assign this Agreement to any Affiliate, and (ii) Licensee shall have the right to assign this Agreement to a third party, in whole or in part, as applicable, to whom Licenses sells, assigns, or otherwise transfers all or any portion of the relevant oil, gas and mineral interest or leasehold interests associated with all or a portion of the Seismic Data and who assumes in writing all of Licensee’s obligations hereunder related to such interests.

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(i) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(j) Counterparts. This Agreement may be executed in counterparts and may be delivered by facsimile or electronic transmission via a portable document file (.pdf), each of which will function as a single instrument and be deemed to be an original.

(k) Survival. The Parties agree that their respective rights, obligations and duties which by their nature extend beyond the termination of this Agreement shall survive any termination of this Agreement.

[Signature Pages to Follow.]

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IN WITNESS WHEREOF, the Parties have executed this Agreement, effective on the Effective Date.

Licensor:

SAUR MINERALS, LLC

By:	/s/ Louis E. Bernard, Jr.
Name:	Louis E. Bernard, Jr.
Title:	Managing Member

Signature Page to Seismic License Agreement

Licensee:

LAFAYETTE ENERGY CORP.

By:	/s/ Michael L. Peterson
Name:	Michael L. Peterson
Title:	Chief Executive Officer/Director

Signature Page to Seismic License Agreement

Annex I

to the Seismic License Agreement

Seismic Data

None.